Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

NET INCOME INCREASES 52.8%

MONDOVI, Wis., April 21, 2009 (GLOBE NEWSWIRE) — Marten Transport, Ltd. (Nasdaq/GS:MRTN) announced today its financial and operating results for the quarter ended March 31, 2009.

For the first quarter of 2009, net income increased 52.8% to $4.1 million, or 18 cents per diluted share, compared with $2.7 million, or 12 cents per diluted share, for the same quarter of 2008.

Operating revenue, consisting of revenue from truckload and logistics operations, decreased 14.9% to $122.0 million in the first quarter of 2009 from $143.4 million in the 2008 quarter.  This decrease was primarily due to fuel surcharge revenue decreasing to $10.8 million in the quarter from $28.0 million in the 2008 quarter, caused by significantly lower fuel prices in the 2009 quarter.  Operating revenue, net of fuel surcharges, decreased 3.6% to $111.2 million in the 2009 quarter from $115.4 million in the 2008 quarter.

Operating expenses decreased 16.8% to $114.7 million in the first quarter of 2009 from $137.9 million in the 2008 quarter.  The operating expense decrease was primarily due to decreases in fuel and fuel taxes and purchased transportation.  Fuel and fuel taxes decreased 47.8% to $21.9 million in the first quarter of 2009 from $41.9 million in the 2008 quarter.  This improvement was primarily attributable to significantly lower fuel prices in the 2009 quarter and to our continued emphasis on controlling tractor and trailer fuel costs.  Purchased transportation decreased 18.8% to $22.8 million in the first quarter of 2009 from $28.0 million in the first quarter of 2008, primarily the result of fewer miles driven by independent contractors.

Chairman and Chief Executive Officer Randolph L. Marten said, “Despite the overall turmoil in the economy and the exceptionally difficult freight environment, we continued to improve our profitability and our strong financial position in this year’s first quarter.  Consistent with the growth in our net income, another fundamental measurement of our profitability, our cash from operating activities, increased to $27.4 million for the first quarter of 2009 from $14.7 million in the 2008 quarter. We are well-positioned for an economic recovery with our multi-faceted business model and our positive cash position with minimal debt.

“We continued our disciplined focus on superior customer service, profitable freight selection and aggressive cost controls.  In particular, our regional expansion, our logistics business growth, and our fuel efficiency initiatives have helped us improve our results.

“Our operating ratio (operating expenses as a percentage of operating revenue) improved to 94.1% for the first quarter of 2009 from 96.2% for the first quarter of 2008.

“We are also pleased to be recently named to the Audit Integrity Top 100 for the second consecutive year, as reported by Forbes.com.  The Audit Integrity Top 100 recognizes U.S. exchange-listed companies with market capitalizations of at least $200 million that display the highest corporate integrity, clear financial reporting, and transparent corporate governance as measured by Audit Integrity’s Accounting and Governance Risk ratings.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States.  Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment.  Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including that we are well-positioned for an economic recovery.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements.  Important factors known to us that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008.  We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(In thousands, except share information)	2009	2008
ASSETS
Current assets:
Cash	$2,176	$2,395
Marketable securities	14,849	2,604
Receivables:
Trade, net	46,433	50,143
Other	5,483	7,385
Prepaid expenses and other	11,583	13,705
Deferred income taxes	7,084	6,140
Total current assets	87,608	82,372
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	459,589	451,172
Accumulated depreciation	(143,664)	(136,871)
Net property and equipment	315,925	314,301
Other assets	664	770
TOTAL ASSETS	$404,197	$397,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$472	$1,807
Accounts payable and accrued liabilities	33,449	32,894
Insurance and claims accruals	21,720	21,386
Current maturities of long-term debt	1,428	1,428
Total current liabilities	57,069	57,515
Long-term debt, less current maturities	1,429	1,429
Deferred income taxes	83,698	81,048
Total liabilities	142,196	139,992

Stockholders’ equity:
Marten Transport, Ltd. stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value per share; 48,000,000 shares authorized; 21,852,228 shares at March 31, 2009, and 21,830,071 shares at December 31, 2008, issued and outstanding	219	218
Additional paid-in capital	75,619	75,305
Retained earnings	184,266	180,213
Total Marten Transport, Ltd. stockholders’ equity	260,104	255,736
Noncontrolling interest	1,897	1,715
Total stockholders’ equity	262,001	257,451
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$404,197	$397,443

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2009	2008

OPERATING REVENUE	$121,955	$143,374

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	36,102	36,682
Purchased transportation	22,752	28,004
Fuel and fuel taxes	21,866	41,929
Supplies and maintenance	9,818	9,332
Depreciation	13,433	11,962
Operating taxes and licenses	1,676	1,712
Insurance and claims	5,521	5,565
Communications and utilities	1,065	961
Gain on disposition of revenue equipment	(471)	(1,059)
Other	2,942	2,804

Total operating expenses	114,704	137,892

OPERATING INCOME	7,251	5,482

OTHER EXPENSES (INCOME):
Interest expense	64	534
Interest income	(33)	(77)
	31	457

INCOME BEFORE INCOME TAXES	7,220	5,025
Less: Income before income taxes attributable to noncontrolling interest	116	380

INCOME BEFORE INCOME TAXES
ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	7,104	4,645

PROVISION FOR INCOME TAXES	3,051	1,992

NET INCOME	$4,053	$2,653

BASIC EARNINGS PER COMMON SHARE	$0.19	$0.12

DILUTED EARNINGS PER COMMON SHARE	$0.18	$0.12

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended March 31,		Dollar Change Three Months Ended March 31,	Percentage Change Three Months Ended March 31,
(Dollars in thousands)	2009	2008	2009 vs. 2008	2009 vs. 2008
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$88,535	$94,631	$(6,096)	(6.4)%
Truckload fuel surcharge revenue	9,837	26,498	(16,661)	(62.9)
Total Truckload revenue	98,372	121,129	(22,757)	(18.8)

Logistics revenue, net of intermodal fuel surcharge revenue	22,650	20,745	1,905	9.2
Intermodal fuel surcharge revenue	933	1,500	(567)	(37.8)
Total Logistics revenue	23,583	22,245	1,338	6.0

Total operating revenue	$121,955	$143,374	$(21,419)	(14.9)%

Operating income:
Truckload	$5,833	$3,727	$2,106	56.5%
Logistics	1,418	1,755	(337)	(19.2)
Total operating income	$7,251	$5,482	$1,769	32.3%

Operating ratio:
Truckload	94.1%	96.9%		2.9%
Logistics	94.0	92.1		(2.1)
Consolidated operating ratio	94.1%	96.2%		2.2%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months Ended March 31,
	2009	2008

Truckload Segment:
Average truckload revenue, net of fuel surcharges, per total mile	$1.525	$1.479
Average miles per tractor(1)	24,341	27,082
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$2,887	$3,081
Average tractors (1)	2,385	2,362
Average miles per trip	824	892
Non-revenue miles percentage(2)	8.8%	8.2%
Total miles — company-employed drivers (in thousands)	52,112	54,310
Total miles — independent contractors (in thousands)	5,943	9,671

Logistics Segment:
Brokerage:
Revenue (in thousands)	$14,454	$15,224
Loads	7,606	7,613
Intermodal:
Revenue (in thousands)	$9,129	$7,021
Loads	3,653	2,153
Average tractors	55	40

At March 31, 2009, and March 31, 2008:
Total tractors(1)	2,449	2,420
Average age of company tractors (in years)	2.2	2.2
Total trailers	4,288	4,032
Average age of company trailers (in years)	3.3	2.7
Ratio of trailers to tractors(1)	1.8	1.7
Ratio of tractors to non-driver personnel(1)	4.4	5.1

	Three Months Ended March 31,
(In thousands)	2009	2008

Net cash provided by operating activities	$27,416	$14,739
Net cash used for investing activities	26,481	867

Weighted average shares outstanding:
Basic	21,839	21,757
Diluted	21,960	21,903

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 212 and 295 tractors as of March 31, 2009, and 2008, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.